Exhibit 10.24
                                PROMISSORY NOTE

                               November 12, 1998


                               6070 Collette Road
                           Farmington, New York 14424



FOR VALUE RECEIVED, KJ TRANSPORTATION, INC. and J&L TRUCK LEASING OF FARMINGTON, INC. (collectively, "Maker") jointly and severally promise to pay to the order of GENERAL ELECTRIC CAPITAL CORPORATION or any subsequent holder hereof (each, a "Payee") at its office located at One Lincoln Centre, 5400 LBJ Freeway, Suite 525, Dallas, Texas 75240 or at such other place as Payee or the holder hereof may designate, the principal sum of Two Million Six-Hundred Forty-Five Thousand Four-Hundred Fifty-One Dollars ($2,645,451.00), with interest thereon, from the date hereof through and including the dates of payment, at the floating per annum simple interest rate ("Contract Rate") calculated as hereinafter set forth. The Contract Rate shall be adjusted once each calendar quarter, and such adjustment shall be effective during the adjustment period ("Adjustment Period") as hereinafter defined. Each Adjustment Period shall commence at the close of business on the last day of a calendar quarter and shall continue through the same day of the next succeeding calendar quarter. The Contract Rate for each Adjustment Period shall be equal to the sum of (i) Two and One Hundredths Percent (2.50%) per annum, plus (ii) a variable per annum interest rate, which shall be the Libor Rate. ALibor Rate@ shall mean, with respect to any adjustment period occurring during the term of this Promissory Note, an interest rate per annum equal to the average of the London interbank offered rates for United States dollar deposits based on quotations at five major banks for ninety (90) day maturities, to the extent the rates offered by these banks is published in the AMoney Rates@ column of the Eastern Edition of The Wall Street Journal (provided, however, that with respect to the first Adjustment Period, it shall be determined as of the seventh Business Day next preceding the first day of such first Adjustment Period).

Subject to the other provisions hereof, the principal of this Note is payable in lawful money of the United States in eight (8) consecutive quarterly installments of Two Hundred Twenty Thousand Four Hundred Fifty-Four Dollars and 25/100 ($220,454.25) each plus interest at the Contract Rate ("Periodic Installment") and a final installment which shall be in the amount of Eight Hundred Eight-One Thousand Eight-Hundred Seventeen Dollars ($881,817.00), plus any remaining outstanding unpaid principal and interest. The first Periodic Installment shall be due and payable on March 1, 1999, and the following Periodic Installments and the final installment shall be due and payable on the same day of each succeeding period (each Payment Date). The number of Periodic Installments, and their due dates, will not change with fluctuations in the Contract Rate.

All payments shall be applied first to interest and then to principal. Each payment may, at the option of the Payee, be calculated and applied on an assumption that such payment would be made on its due date. The acceptance by Payee of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Payee's right to receive payment in full at such time or at any prior or subsequent time. Interest shall be calculated on the basis of a 360 day year.

The Maker hereby expressly authorizes the Payee to insert the date value is actually given in the blank space on the face hereof and on all related documents pertaining hereto.

This Note is secured by a Master Security Agreement dated as of November 12, 1998, between Maker and Payee (the "Security Agreement").

Time is of the essence hereof. If any installment or any other sum due under this Note or any Security Agreement is not received within ten (10) days after the applicable due date, the Maker agrees to pay, in addition to the amount of each such installment or other sum, a late payment charge of five percent (5%) of said installment or other sum, but not exceeding any lawful maximum. If (i) Maker fails to make payment of any amount due hereunder within ten (10) days after the same becomes due and payable; or (ii) Maker is in default under or fails to perform under any term or condition contained in any Security Agreement, then the entire principal sum remaining unpaid, together with all accrued interest thereon and any other sum payable under this Note or the Security Agreement, at the election of Payee, shall immediately become due and payable, with interest thereon at the lesser of twelve percent (12%) per annum or the highest rate not prohibited by applicable law from the date of such accelerated maturity until paid (both before and after any judgment).

The Maker may prepay in full, but not in part, its entire indebtedness hereunder on any installment payment date, without premium or penalty.

It is the intention of the parties hereto to comply with the applicable usury laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in this Note or any Security Agreement, in no event shall this Note or any Security Agreement require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law or permitted by virtue of any license held by payee. If any such excess interest is contracted for, charged or received under this Note or any Security Agreement, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Note or the Security Agreement on the principal balance shall exceed the maximum amount of interest permitted by applicable law or permitted by virtue of any license held by payee, then in such event (a) the provisions of this paragraph shall govern and control, (b) neither Maker nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Maker, at the option of the Payee, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note or the Security Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Maker or otherwise by Payee in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for the Payee to receive a greater interest per annum rate than is presently allowed, the Maker agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America.

The Maker and all sureties, endorsers, guarantors or any others (each such person, other than the Maker, an "Obligor") who may at any time become liable for the payment hereof jointly and severally consent hereby to any and all extensions of time, renewals, waivers or modifications of, and all substitutions or releases of, security or of any party primarily or secondarily liable on this Note or any Security Agreement or any term and provision of either, which may be made, granted or consented to by Payee, and agree that suit may be brought and maintained against any one or more of them, at the election of Payee without joinder of any other as a party thereto, and that Payee shall not be required first to foreclose, proceed against, or exhaust any security hereof in order to enforce payment of this Note. The Maker and each Obligor hereby waive presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note or enforcing any of the security hereof, and agree to pay (if permitted by law) all expenses incurred in collection, including Payee's actual reasonable attorneys' fees.

THE MAKER HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS NOTE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN MAKER AND PAYEE RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN MAKER AND PAYEE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.) THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

This Note and the Security Agreement constitute the entire agreement of the Maker and Payee with respect to the subject matter hereof and supersedes all prior understandings, agreements and representations, express or implied.

No variation or modification of this Note, or any waiver of any of its provisions or conditions, shall be valid unless in writing and signed by an authorized representative of Maker and Payee. Any such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

Any provision in this Note or the Security Agreement which is in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

         THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL, IN ALL RESPECTS, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. The parties agree that any action or proceeding arising out of or relating to this Note shall be commenced in any state or Federal court located in New York County, City of New York, State of New York, and that such courts shall have exclusive jurisdiction to hear and determine any claims or disputes between or among any of the parties hereto or thereto relating to the transaction contemplated by this Note, and any investigation, litigation or proceeding related to or arising out of any such matters; provided, however, that the parties hereto acknowledge that any appeals from those courts may be heard by a court located outside of such jurisdiction. Each party hereto expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and hereby waives any objection which such party may have based upon lack of personal jurisdiction, improper venue or inconvenient form. The parties further agree that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address set forth herein, or as it may provide in writing from time to time, or as otherwise provided under the laws of the State of New York.

                                                     KJ TRANSPORTATION, INC.


(Witness)

                                                     /s/ Philip A. Belyew
(Print name)                                         Name: Philip A. Belyew
                                 Title:Chairman
                                                     Federal tax identification
                                                     number: 16-1271560



                                                     J&L TRUCK LEASING OF
                                                     FARMINGTON, INC.



                                                     /s/ Philip A. Belyew
                                                     Name:Philip A. Belyew
                                 Title:Chairman
                                                     Federal tax identification
                                                     number: 16-1302929